Exhibit 10.30

Fifth Addendum and Amendment to Support Services Agreement

This FIFTH ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENT by and among PEAK6 Investments, L.P. (“Providing Party”), Apex Clearing Holdings LLC (“ACH”) and Apex Clearing Corporation (“Apex”) is made and entered into as of January 1, 2017 (this “Addendum”).

WHEREAS, on June 5, 2012, Providing Party and ACH entered into that certain Support Services Agreement (the “Original Agreement”); and

WHEREAS, on December 1, 2012, ACH, Providing Party and Apex entered into an Addendum and Amendment to add Apex as a party to the Original Agreement; and

WHEREAS, ACH, Providing Party and Apex desire to enter into this Addendum to specify responsibilities required by Apex for Apex to continue to receive certain pricing services from the Providing Party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Original Agreement shall have such meanings when used in this Addendum.

ARTICLE II

AMENDMENTS

Section 2.1 Charges for Services.

(a) The parties agree that the fee arrangement for the services set forth below was determined in accordance with Section 4 of the Original Agreement, as amended, and is applicable for the services specified below as of January 1, 2016 and continuing for as long as such services are provided or until earlier amended pursuant to the Original Agreement.

(i) Pricing and Infrastructure Services. Providing Party will provide Apex with certain pricing and infrastructure consulting services, as outlined below. The cost for these services is as follows:

	Annual Rate		Monthly Rate
* Infrastructure services other than infrastructure hosting	$	[****]	$	[****]
Infrastructure hosting	$	[****]	$	[****]
Equity and option pricing	$	[****]	$	[****]
Option pricing calculator	$	[****]	$	[****]

*

Infrastructure services shall include provision by Providing Party of infrastructure personnel (and, for the avoidance of doubt, not equipment or other materials) for network engineering and administration, 2nd level Windows Engineering, 2nd level Unix Engineering, general IT management, IT procurement (but not including the costs of equipment and/or material so maintained) and information security administration.

**

Providing party receives certain DBA support and overnight monitoring services from Apex at a rate of $[****]/month and $[****]/month, respectively. The collective monthly amount for these services will be deducted from the monthly amount paid by Apex for Infrastructure services so that the actual monthly amount paid by Apex to Providing Party is $[****].

(ii) Other Consulting Services. Providing Party will provide Apex with certain additional consulting services, listed below, and, from time to time, services from specific individuals. Providing Party will bill Apex, in accordance with the Original Agreement, for the actual time spent rendering such services to Apex.

Finance	Consulting
Tax	Marketing
HR & Recruiting	Legal and Contract Negotiation

(b). The parties agree that the services listed in Section 2.1(a) hereof may be terminated without penalty: (a) by Apex by providing thirty days’ written notice to Providing Party; or (ii) by Providing Party by providing ninety days’ written notice to Apex.

Section 2.2 Equity and Option Pricing Services. The parties agree that in order for Apex to continue to receive certain pricing services from Providing Party pursuant to Section 2 of the Original Agreement, as amended, Apex hereby agrees as follows:

a.	Apex will register with each applicable exchange and disclose the origin of its pricing;

b.	Apex will pay for any new or additional costs that Providing Party incurs as a result of Providing Party’s provision of the pricing data to Apex;

c.	Apex will be responsible for applicable regulatory reporting and responding to any exchange audits; and

d.

Apex will, in addition to its indemnity obligations in Section 7 of the Original Agreement, indemnify and hold harmless Providing Party from any and all losses whatsoever related to, connected with or resulting from Apex’s reporting (or lack of reporting) to exchanges or similar organizations and/or Apex’s receipt and/or use of data and/or pricing from PEAK6.

ARTICLE III

MISCELLANEOUS

Section 3.1 References to the Original Agreement. Except for the amendments expressly set forth above, the Original Agreement is unmodified hereby. Reference to this specific Addendum need not be made in the Original Agreement, or any other instrument or document executed in connection therewith, or in any certificate, any reference in any of such items to the Original Agreement being sufficient to refer to the Original Agreement as amended hereby. This Addendum is expressly made a party of the Original Agreement.

Section 3.2 Incorporation of Provisions. Sections 7 and 14 of the Original Agreement are incorporated by reference herein mutatis mutandis.

***********

IN WITNESS WHEREOF, Each of the parties has caused this Amendment to be executed by its duly authorized representative with effect as of January 1, 2017.

PEAK6 INVESTMENTS, L.P.

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development + Legal Officer

APEX CLEARING HOLDINGS LLC

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corp. Dev. + Legal Officer of PEAK6 Investments, L.P., its manager

APEX CLEARING CORPORATION

By:	/s/ William Capuzzi
Name: William Capuzzi
Title: CEO